Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: MZTI
November 3, 2026	TRADED: Nasdaq

THE MARZETTI COMPANY REPORTS FIRST QUARTER SALES AND EARNINGS
WESTERVILLE, Ohio, November 3 - The Marzetti Company (Nasdaq: MZTI) reported results today for the company’s fiscal first quarter ended September 30, 2026.
Summary
•Consolidated first quarter net sales declined 2.4% to $481.5 million. Excluding the prior-year quarter’s $10.7 million in non-core sales attributed to a temporary supply agreement (“TSA”) with Winland Foods, Inc., which concluded during the quarter ended March 31, 2026, consolidated net sales declined 0.3%.
•Retail segment net sales increased 2.0% to $252.7 million, which includes $17.8 million of incremental sales from Bachan’s, Inc., our newly acquired Japanese Barbecue Sauce brand known for its delicious, authentic, clean-label products.
•Foodservice segment net sales decreased 6.9% to $228.8 million on a reported basis. Excluding the non-core TSA sales of $10.7 million in the prior-year quarter, Foodservice segment net sales decreased 2.6%.
•Both Retail and Foodservice segment net sales were significantly impacted by the cyclospora outbreak.
•Consolidated gross profit declined $8.0 million to $110.8 million and reported gross profit margin decreased 110 basis points to 23.0% driven by the reduced sales and associated impact of lower production volumes on our plant operations; significantly higher diesel and freight costs; and commissioning costs for the addition of new production capacity at our sauce and dressing facility in Atlanta, Georgia.
•SG&A expenses increased $10.9 million to $69.3 million. The higher SG&A expenses were primarily driven by incremental core SG&A costs for Bachan’s in addition to $2.4 million in noncash amortization expense attributed to Bachan’s intangible assets.
•Consolidated operating income declined $17.8 million to $41.4 million, which reflects the impact of the lower gross profit and higher SG&A expenses. Prior-year operating income includes restructuring and impairment charges of $1.1 million resulting from the closure of our sauce and dressing facility in Milpitas, California. Adjusted Operating Income declined $16.6 million to $43.9 million.
•First quarter net income was $1.07 per diluted share versus $1.71 per diluted share last year. In the current-year quarter, the incremental noncash amortization expense for Bachan’s intangible assets reduced net income by $0.07 per diluted share. In the prior-year quarter, restructuring and impairment charges reduced net income by $0.03 per diluted share. Excluding these items, the resulting Adjusted Net Income Per Diluted Share (“Adjusted Diluted EPS”) was $1.14 in the current-year quarter, versus $1.74 last year, as impacted by the reduced gross profit and higher SG&A expenses.
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CEO David A. Ciesinski commented, “The cyclospora outbreak had a significant impact on this quarter’s top and bottom-line results. The outbreak resulted in lower sales for both our Retail and Foodservice segments, with the impact on Retail segment net sales more notable, accounting for an estimated year-over-year net sales decline of approximately 4% due to lower demand for our Retail dressing, dip and crouton products. On a positive note, other areas of our business continued to perform well and the cyclospora impact has moderated in recent weeks.”
“The newly acquired Bachan’s brand added $17.8 million in incremental sales to our Retail segment. Retail scanner data sourced from Circana for the quarter ended September shows continued momentum for the Bachan’s brand, with sales up 10.7% as the brand continues to gain share in the barbecue sauce category. Consumer demand for our Texas Roadhouse® dinner rolls also remained strong, with sales up 21.3% per Circana. In the Foodservice segment, with the cyclospora outbreak a headwind to growth, the segment’s reported net sales declined 6.9% and Adjusted Foodservice Net Sales, which exclude the non-core TSA sales, decreased 2.6%.”
“The decrease in consolidated operating income was driven by the lower sales and associated impact of lower production volumes on our plant operations; significantly higher diesel and freight costs; and commissioning costs for the addition of new production capacity at our sauce and dressing facility in Atlanta, Georgia.”
“Looking ahead to our fiscal second quarter and the remainder of the fiscal year, we anticipate Retail segment sales will continue to benefit from incremental sales attributed to the Bachan’s acquisition in addition to contributions from new items that we recently launched or have planned for introduction later this year. In the Foodservice segment, we expect sales to remain supported by select quick-service restaurant customers in our mix of national chain restaurant accounts. We continue to anticipate a moderate level of commodity cost inflation, in addition to significantly higher diesel and freight costs, most or all of which we expect to mitigate through inflationary pricing and our cost savings programs as we remain focused on margin improvement.”
First Quarter Results
Consolidated net sales decreased 2.4% to $481.5 million versus $493.5 million last year. Excluding the prior-year quarter’s $10.7 million in non-core sales attributed to the TSA with Winland Foods, Inc., Adjusted Consolidated Net Sales declined 0.3%. Our newly acquired Bachan’s business added $17.8 million in net sales, or about 360 basis points of consolidated net sales growth. Retail segment net sales grew 2.0% to $252.7 million while the segment’s sales volume, measured in pounds shipped, increased 0.4%. Bachan’s accounted for 720 basis points of Retail segment net sales growth and 750 basis points of Retail segment volume growth. The impact of the cyclospora outbreak is estimated to have reduced Retail segment net sales by approximately 4%. In the Foodservice segment, net sales declined 6.9% to $228.8 million while the segment’s sales volume, measured in pounds shipped, fell 7.6%. Excluding the non-core TSA sales, Foodservice segment net sales decreased 2.6% while the segment’s core sales volume declined 4.1%. The impact of the cyclospora outbreak is estimated to have reduced Foodservice segment net sales by approximately 2%.
Consolidated gross profit decreased $8.0 million to $110.8 million driven by the sales decline and associated impact of lower production volumes on our plant operations; higher freight costs; and costs for the addition of new production capacity at our sauce and dressing facility in Atlanta, Georgia.
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SG&A expenses increased $10.9 million to $69.3 million. In addition to the incremental core SG&A expenses attributed to Bachan’s, the higher SG&A costs also include $2.4 million in noncash amortization expense attributed to Bachan’s intangible assets.
In the prior-year quarter, restructuring and impairment charges of $1.1 million are attributed to the closure of our sauce and dressing facility in Milpitas, California.
Consolidated operating income decreased $17.8 million to $41.4 million. Excluding the $2.4 million in noncash amortization expense for Bachan’s intangible assets and last year’s restructuring and impairment charges of $1.1 million, Adjusted Operating Income declined $16.6 million to $43.9 million. The decrease in Adjusted Operating Income reflects the lower gross profit and higher SG&A expenses.
Interest expense totaled $2.8 million in the current year versus no interest expense last year, as a portion of the Bachan’s acquisition purchase price was financed with a $200 million term loan.
Net income decreased $17.9 million to $29.3 million, or $1.07 per diluted share, versus $47.2 million, or $1.71 per diluted share, last year. In the current-year quarter, the incremental noncash amortization expense for the Bachan’s intangible assets decreased net income by $1.9 million, or $0.07 per diluted share. In the prior-year quarter, restructuring and impairment charges reduced net income by $0.9 million, or $0.03 per diluted share. Resulting Adjusted Diluted EPS was $1.14 in the current-year quarter versus $1.74 last year.
Conference Call on the Web
The company’s first quarter conference call is scheduled for this morning, November 3, at 10:00 a.m. ET. Access to a live webcast and subsequent replay of the call is available through a link on the company’s website at investors.marzetticompany.com.
About The Marzetti Company
The Marzetti Company is a manufacturer and marketer of specialty food products for the retail and foodservice channels.
Forward-Looking Statements
We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:
•the ability to successfully integrate the acquired Bachan’s business and achieve operational and financial performance objectives;
•changes in demand for our products, which may result from changes in consumer behavior or loss of brand reputation or customer goodwill;
•significant shifts in consumer demand and disruptions to our employees, communities, customers, supply chains, production planning, operations, and production processes resulting from the impacts of epidemics, pandemics or similar widespread public health concerns and foodborne outbreaks;
•efficiencies in plant operations and our overall supply chain network;
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•geopolitical events that could create unforeseen business disruptions and impact the cost or availability of raw materials and energy;
•inflationary pressures resulting in higher input costs;
•adverse changes in freight, energy or other costs of producing, distributing or transporting our products;
•fluctuations in the cost and availability of ingredients and packaging;
•the reaction of customers or consumers to pricing actions we take to offset inflationary costs;
•price and product competition;
•changes in our cash flow or use of cash in various business activities;
•the success and cost of new product development efforts;
•the lack of market acceptance of new products;
•the impact of customer store brands on our branded retail volumes;
•dependence on key personnel and changes in key personnel;
•the impact of any laws and regulatory matters affecting our food business, including any additional requirements imposed by the federal, state or local government;
•adverse changes in trade policies, including increased tariffs, retaliatory trade measures, or other trade restrictions;
•adequate supply of labor for our manufacturing facilities;
•stability of labor relations;
•the extent to which good-fitting business acquisitions are identified, acceptably integrated, and achieve operational and financial performance objectives;
•dependence on a wide array of critical third parties to support our operations, including contract manufacturers, distributors, logistics providers and IT vendors;
•cyber-security incidents, information technology disruptions, and data breaches;
•the potential for loss of larger programs or key customer relationships;
•capacity constraints that may affect our ability to meet demand or may increase our costs;
•failure to maintain or renew license agreements;
•the possible occurrence of product recalls or other defective or mislabeled product costs;
•maintenance of competitive position with respect to other manufacturers;
•the outcome of any litigation or arbitration;
•the effect of consolidation of customers within key market channels;
•changes in estimates in critical accounting judgments; and
•risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on statements that are based on current expectations.

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FOR FURTHER INFORMATION:	Dale N. Ganobsik
Vice President, Corporate Finance and Investor Relations
The Marzetti Company
Phone: 614/224-7141
Email: ir@marzetti.com
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The Marzetti Company
Condensed Consolidated Statements of Income
(Unaudited, In thousands except per-share amounts)

	Three Months Ended September 30,
	2026	2025
Net sales	$481,522	$493,472
Cost of sales	370,748	374,653
Gross profit	110,774	118,819
Selling, general & administrative expenses	69,330	58,416
Restructuring, impairment and other, net	—	1,143
Operating income	41,444	59,260
Interest expense	(2,797)	—
Other, net	129	1,529
Income before income taxes	38,776	60,789
Taxes based on income	9,476	13,607
Net income	$29,300	$47,182

Net income per common share: (a)
Basic	$1.08	$1.71
Diluted	$1.07	$1.71

Cash dividends per common share	$1.00	$0.95

Weighted average common shares outstanding:
Basic	27,226	27,455
Diluted	27,275	27,494

(a)        Based on the weighted average number of shares outstanding during each period.
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The Marzetti Company
Business Segment Information
(Unaudited, In thousands)

	Three Months Ended September 30,
	2026	2025
Net Sales
Retail	$252,721	$247,845
Foodservice	228,801	245,627
Total Net Sales	$481,522	$493,472

Operating Income
Retail	$37,176	$50,611
Foodservice	30,393	34,768
Nonallocated Restructuring, Impairment and Other	—	(1,143)
Corporate Expenses	(26,125)	(24,976)
Total Operating Income	$41,444	$59,260

The Marzetti Company
Condensed Consolidated Balance Sheets
(Unaudited, In thousands)

	September 30, 2026	June 30, 2026
Assets
Current assets:
Cash and equivalents	$17,521	$25,096
Receivables	110,370	105,488
Inventories	215,794	205,062
Other current assets	36,744	25,315
Total current assets	380,429	360,961
Net property, plant and equipment	555,954	551,554
Other assets	687,744	692,505
Total assets	$1,624,127	$1,605,020

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$180,893	$156,785
Accrued liabilities	57,035	64,751
Current portion of long-term debt	10,000	10,000
Total current liabilities	247,928	231,536
Long-term debt	186,813	189,276
Other noncurrent liabilities and deferred income taxes	137,759	131,058
Shareholders’ equity	1,051,627	1,053,150
Total liabilities and shareholders’ equity	$1,624,127	$1,605,020
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Reconciliation of GAAP to non-GAAP Financial Measures
The Marzetti Company prepares its consolidated financial statements in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). However, from time to time, the corporation may present in its public statements, press releases and SEC filings, non-GAAP financial measures such as Adjusted Consolidated Net Sales, Adjusted Foodservice Net Sales, Adjusted Cost of Sales, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, and Adjusted Net Income Per Diluted Share (“Adjusted Diluted EPS”). Management considers such non-GAAP financial measures to provide useful supplemental information to investors in facilitating year-over-year comparisons by removing non-recurring items or other items that management believes do not directly reflect the underlying operations. Management uses these non-GAAP measures in the preparation of our annual operating plan and for our monthly analysis of operating results. Reconciliations of the non-GAAP measures to the most comparable GAAP financial measures are provided below. The corporation’s definitions of these non-GAAP measures may differ from similarly titled measures used by other companies. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.
Adjusted Consolidated Net Sales, Adjusted Foodservice Net Sales, Adjusted Cost of Sales, Adjusted Gross Profit and Adjusted Gross Margin are non-GAAP financial measures that exclude non-core sales and cost of sales attributed to a temporary supply agreement (“TSA”) made in connection with our February 2025 acquisition of Winland’s Atlanta-based sauce and dressing production facility. The TSA sales are included in the reported net sales for our Foodservice segment and did not contribute meaningfully to gross profit. The TSA sales commenced in March 2025 and concluded during the quarter ended March 31, 2026. The following table presents a reconciliation between net sales, cost of sales, gross profit and gross margin as reported in accordance with GAAP and Adjusted Consolidated Net Sales, Adjusted Foodservice Net Sales, Adjusted Cost of Sales, Adjusted Gross Profit and Adjusted Gross Margin for the three month periods ended September 30, 2026 and 2025.

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
(Unaudited, Dollars In Thousands)	Reported	TSA-Related	Adjusted (non-GAAP)	Reported	TSA-Related	Adjusted (non-GAAP)
Consolidated
Net Sales	$481,522	$—	$481,522	$493,472	$10,691	$482,781
Cost of Sales	370,748	—	370,748	374,653	10,691	363,962
Gross Profit	$110,774	$—	$110,774	$118,819	$—	$118,819
Gross Margin	23.0%	—%	23.0%	24.1%	—%	24.6%

Foodservice Segment
Foodservice Net Sales	$228,801	$—	$228,801	$245,627	$10,691	$234,936

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Adjusted Operating Income and Adjusted Diluted EPS are non-GAAP financial measures that exclude certain items affecting comparability, which can impact the analysis of our underlying core business performance and trends. The following table presents a reconciliation between 1) operating income as reported in accordance with GAAP and Adjusted Operating Income and 2) diluted EPS as reported in accordance with GAAP and Adjusted Diluted EPS for the three month periods ended September 30, 2026 and 2025. The current-year adjustment reflects incremental SG&A expenses attributed to the amortization of intangible assets resulting from the Bachan’s acquisition. The prior-year adjustment reflects restructuring and impairment charges resulting from the closure of our sauce and dressing production facility in Milpitas, California.

(Unaudited, Dollars in thousands except per share data)	Reported	SG&A Expenses - Intangibles Amortization	Restructuring, Impairment and Other, Net	Adjusted (non-GAAP) *
Three Months Ended September 30, 2026
Operating Income	$41,444	$2,409	$—	$43,853
Diluted EPS	$1.07	$0.07	$—	$1.14
Three Months Ended September 30, 2025
Operating Income	$59,260	$—	$1,143	$60,403
Diluted EPS	$1.71	$—	$0.03	$1.74
Change:
Operating Income ($)	$(17,816)	$2,409	$(1,143)	$(16,550)
Operating Income (%)	(30.1)%	N/M	(100.0)%	(27.4)%
Diluted EPS ($)	$(0.64)	$0.07	$(0.03)	$(0.60)
Diluted EPS (%)	(37.4)%	N/M	(100.0)%	(34.5)%
* The sum of individual per share amounts may not add due to rounding.
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